EXHIBIT 1 - JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 1 to the Schedule 13G with respect to the shares of common stock of Primus Telecommunications Group Inc., dated as of August 28, 2009, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: August 28, 2009

Southpaw Credit Opportunities Master Fund LP

By:	Southpaw GP LLC,
its general partner

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

Southpaw Asset Management LP

By:	Southpaw Holdings LLC,
its general partner

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

Southpaw Holdings, LLC

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

By:	/s/ Kevin Wyman
Name: Kevin Wyman

By:	/s/ Howard Golden
Name: Howard Golden